As filed with the Securities and Exchange Commission on September 18, 1998

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                         WESTERN POWER & EQUIPMENT CORP.
             (Exact name of registrant as specified in its charter)

                                 --------------

                  Delaware                                   91-1688446
       (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                   Identification No.)
       4601 NE 77th Avenue, Suite 200
           Vancouver, Washington                                98662
  (Address of Principal Executive Offices)                    (Zip Code)

                         1995 Employee Stock Option Plan
                                       and
                           Second Amended and Restated
                           1995 Stock Option Plan For
                             Non-Employee Directors
                            (Full title of the plan)

                                 C. DEAN McLAIN
                      President and Chief Executive Officer
                         Western Power & Equipment Corp.
                         4601 NE 77th Street, Suite 200
                           Vancouver, Washington 98662
                     (Name and address of agent for service)

                                 (360) 253-2346
          (Telephone number, including area code, of agent for service)

                          Copies of communications to:


                                  RUTH A. BEYER
                                 Stoel Rives LLP
                            Standard Insurance Center
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268
                               Tel: (503) 224-3380
                               Fax: (503) 220-2480

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                             Proposed              Proposed
                                                        Amount                maximum               maximum           Amount of
               Title of                                  to be         offering price             aggregate        registration
     securities to be registered                    registered (1)          per share        offering price                 fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share       1,500,000 shares (2)              $4.55 (3)        $6,825,000 (4)     $  2,013.37
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share          25,000 shares (5)              $4.95 (3)        $  123,850 (4)     $     36.54
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share         125,000 shares (6)              $4.38 (7)        $  547,500 (8)     $    161.51
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        1,650,000 shares                                   $7,500,412         $  2,211.42
===============================================================================================================================

(1) Pursuant to Rule 416(a), the number of shares of Common Stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the 1995
     Employee Stock Option Plan (the "Employee Plan") and the Second Amended and
     Restated 1995 Stock Option Plan for Non-Employee Directors (the "Formula
     Plan").

(2) Represents the aggregate number of 1,500,000 shares issuable upon exercise of currently outstanding options granted under the Employee Plan.

(3) Represents the weighted average exercise price (rounded to the nearest cent) at which the shares will be issued.

(4) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the weighted average exercise price (rounded to the nearest cent) at which the shares will be issued.

(5) Represents the aggregate number of shares issuable upon exercise of currently outstanding options granted under the Formula Plan.

(6) Represents the aggregate number of shares underlying options presently available for issuance under the Formula Plan.

(7)  Represents the average of the high and low prices of the Common Stock
     (rounded to the nearest cent) as reported on the Nasdaq National Market on September 14, 1998.

(8) Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the average of the high and low prices of the Common Stock (rounded to the nearest cent) as reported on the Nasdaq
     National Market on September 14, 1998, because the exercise price at which the shares will be issued in the future is not currently determinable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Western Power & Equipment Corp. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act") that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the common stock, par value $.001, of the Registrant contained in the Registrant's Registration Statement on Form S-1 (Registration No. 33-89762), filed with the Commission on May 16, 1995, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 145(b) of the General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 of the General Corporation Law further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under such Section 145.

     Article Fourteenth of the Registrant's Certificate of Incorporation and
Article VI of the Registrant's By-laws provide that no provision in the Registrant's Certificate of Incorporation shall be construed as limiting in any way the Registrant's right to indemnify its directors and officers, in the capacities defined and prescribed by the General Corporation Law, and that the Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including but not limited to Section 145 of the General Corporation Law, as amended from time to time, indemnify any and all persons whom it shall have power to indemnify under Section 145 or otherwise under Delaware law from and against any and all expenses, liabilities or other matters referred to or covered by Section 145. The Articles and By-laws further provide that indemnification provisions contained in the General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, resolution or otherwise.

     As permitted by Section 102(b)(7) of the General Corporation Law, Article Thirteenth of the Registrant's Certificate of Incorporation eliminates the personal liability of directors to the Company for monetary damages for breaches of their fiduciary duties as directors; provided, that such elimination of the personal liability of a director of the Registrant does not apply to (i) any breach of such person's duty of loyalty to the Registrant or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) actions prohibited under Section 174 of the General Corporation Law (i.e., liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchases or redemption of stock, unlawful distribution of assets of the Registrant to the stockholders without the prior payment or discharge of the Registrant's debts or obligations, or unlawful making or guaranteeing of loans to directors and/or officers), or (iv) any transaction from which the director derived an improper personal benefit.

     The Registrant maintains directors' and officers' liability insurance under which its directors and officers are insured against liability asserted against them in actions, suits or proceedings to which they are parties by reason of being or having been directors or officers of the Registrant.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

  Exhibit
   Number                                Description
  -------                                -----------
    4.1 Certificates of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, filed May 16, 1995 (File No. 33-89762).
    4.2        By-laws of the Registrant. Incorporated by reference to Exhibit
               3.2 to the Registrant's Registration Statement on Form S-1, filed May 16, 1995 (File No. 33-89762).
    4.3        1995 Employee Stock Option Plan.
    4.4 Second Amended and Restated 1995 Stock Option Plan For Non-Employee Directors.
    5.1        Opinion of Stoel Rives LLP.
    23.1       Consent of Price Waterhouse LLP.
    23.2       Consent of Stoel Rives LLP (contained in Exhibit 5.1).
    24.1 Power of Attorney (included as part of the signature pages to this Registration Statement and incorporated herein by reference).

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission Pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on September 18, 1998.

                                       WESTERN POWER & EQUIPMENT CORP.


                                       By: C. DEAN MCLAIN
                                           -------------------------------------
                                           C. Dean McLain
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of WESTERN POWER & EQUIPMENT CORP. does hereby constitute and appoint
C. DEAN MCLAIN and MARK J. WRIGHT his true and lawful attorney and agent to do any and all acts and things and to execute in his name (whether on behalf of WESTERN POWER & EQUIPMENT CORP. or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable WESTERN POWER & EQUIPMENT CORP. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of WESTERN POWER & EQUIPMENT CORP. issuable pursuant to the 1995 Employee StockOption Plan including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of WESTERN POWER & EQUIPMENT CORP. or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

                              --------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Capacity                         Date
      ---------                     --------                         ----

    ROBERT M. RUBIN
------------------------     Chairman of the Board and        September 11, 1998
    Robert M. Rubin          Director


     C. DEAN MCLAIN
------------------------     President, Chief Executive       September 11, 1998
     C. Dean McLain          Officer and Director


     MARK J. WRIGHT
------------------------     Vice President of Finance,       September 11, 1998
     Mark J. Wright          Chief Financial and Principal
                             Accounting Officer, Treasurer
                             and Secretary


     HAROLD CHAPMAN, JR.
------------------------     Director                         September 11, 1998
     Harold Chapman, Jr.


     MERRILL A. MCPEAK
------------------------     Director                         September 11, 1998
     Merrill A. McPeak

                                  EXHIBIT INDEX


  Exhibit
   Number                                Description
  -------                                -----------
    4.1 Certificates of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, filed May 16, 1995 (File No. 33-89762).
    4.2        By-laws of the Registrant. Incorporated by reference to Exhibit
               3.2 to the Registrant's Registration Statement on Form S-1, filed May 16, 1995 (File No. 33-89762).
    4.3        1995 Employee Stock Option Plan.
    4.4 Second Amended and Restated 1995 Stock Option Plan For Non-Employee Directors.
    5.1        Opinion of Stoel Rives LLP.
    23.1       Consent of Price Waterhouse LLP.
    23.2       Consent of Stoel Rives LLP (contained in Exhibit 5.1).
    24.1 Power of Attorney (included as part of the signature pages to this Registration Statement and incorporated herein by reference).